Exhibit 99.1

Exterran Partners Reports Fourth-Quarter and Full-Year 2012 Results

●Reported net income of $0.31 per limited partner unit in the quarter
●Grew operating horsepower by 50,000 in the quarter

HOUSTON, Feb. 26, 2013 – Exterran Partners, L.P. (NASDAQ: EXLP) today reported EBITDA, as further adjusted (as defined below), of $48.9 million for the fourth quarter 2012, compared to $46.2 million for the third quarter 2012 and $37.5 million for the fourth quarter 2011. Distributable cash flow (as defined below) was $34.2 million for the fourth quarter 2012, compared to $29.5 million for the third quarter 2012 and $24.5 million for the fourth quarter 2011.

Revenue was $102.3 million for the fourth quarter 2012, compared to $99.3 million for the third quarter 2012 and $83.3 million for the fourth quarter 2011.

Net income was $14.7 million for the fourth quarter 2012, or $0.31 per diluted limited partner unit, compared to net income of $10.4 million, or $0.21 per diluted limited partner unit, for the third quarter 2012, and net income of $4.5 million, or $0.10 per diluted limited partner unit, for the fourth quarter 2011.

EBITDA, as further adjusted, was $180.0 million for 2012, compared to $139.3 million for 2011. Distributable cash flow totaled $118.0 million for 2012, compared to $90.3 million in 2011.

Revenue was $387.5 million for 2012, compared to $308.3 million for 2011. Net income for 2012 was $10.5 million, or $0.14 per diluted limited partner unit, compared to net income of $6.1 million, or $0.09 per diluted limited partner unit, for 2011.

“In 2012, we continued to grow the Partnership through the execution of our drop-down strategy with Exterran Holdings. We also invested in new fleet units to modernize and position our fleet for growth. Additionally, we benefitted from the implementation of performance improvement initiatives by Exterran Holdings,” said Brad Childers, Chairman, President and Chief Executive Officer of Exterran Partners’ managing general partner.

“In the fourth quarter, Exterran Partners reported its second consecutive quarter of solid organic growth, as operating horsepower increased by 50,000. Distributable cash flow increased by 16% compared to the third quarter 2012, to a quarterly record of $34.2 million.

“We are optimistic about the overall outlook in 2013 and beyond driven by the continuing industry development of infrastructure in liquids rich and shale plays in the United States and the implementation of our growth strategies, though organic growth in the first half of the year is expected to be modest.”

For the fourth quarter 2012, Exterran Partners’ quarterly cash distribution was $0.5125 per limited partner unit, or $2.05 per limited partner unit on an annualized basis. The fourth-quarter 2012 distribution was $0.005 per limited partner unit higher than the third-quarter 2012 distribution of $0.5075 per limited partner unit and $0.02 per limited partner unit higher than the fourth-quarter 2011 distribution of $0.4925 per limited partner unit.

Conference Call Details
Exterran Partners and Exterran Holdings, Inc. will host a joint conference call on Tuesday, Feb. 26, 2013, to discuss their fourth-quarter 2012 financial results. The call will begin at 11:00 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Exterran’s website at www.exterran.com. The call will also be available by dialing 800-446-2782 in the United States and Canada, or +1-847-413-3235 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Exterran conference call number 34069963.

A replay of the conference call will be available on Exterran’s website for approximately seven days. Also, a replay may be accessed by dialing 888-843-7419 in the United States and Canada, or +1-630-652-3042 for international calls. The access code is 34069963#.

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EBITDA, as further adjusted, a non-GAAP measure, is defined as net income (loss) excluding income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, other charges, non-cash selling, general and administrative (“SG&A”) costs and any amounts by which cost of sales and SG&A costs are reduced as a result of caps on these costs contained in the omnibus agreement to which Exterran Holdings and Exterran Partners are parties (the “Omnibus Agreement”), which amounts are treated as capital contributions from Exterran Holdings for accounting purposes.

Distributable cash flow, a non-GAAP measure, is defined as net income (loss) plus depreciation and amortization expense, impairment charges, non-cash SG&A costs, interest expense and any amounts by which cost of sales and SG&A costs are reduced as a result of caps on these costs contained in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes, less cash interest expense (excluding amortization of deferred financing fees and costs incurred to terminate interest rate swaps early) and maintenance capital expenditures, and excluding gains/losses on asset sales and other charges.

Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue.

About Exterran Partners
Exterran Partners, L.P. is the leading provider of natural gas contract operations services to customers throughout the United States.  Exterran Holdings, Inc. (NYSE: EXH) owns an equity interest in Exterran Partners, including all of the general partner interest.  For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran Partners’ control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: Exterran Partners’ financial and operational strategies and ability to successfully effect those strategies; Exterran Partners’ expectations regarding future economic and market conditions; Exterran Partners’ financial and operational outlook and ability to fulfill that outlook; and demand for Exterran Partners’ services and growth opportunities for those services.

While Exterran Partners believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business.  Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional and national economic conditions and the impact they may have on Exterran Partners and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in economic conditions in key operating markets; changes in safety, health, environmental and other regulations; and the performance of Exterran Holdings.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Partners’ Annual Report on Form 10-K for the year ended December 31, 2011 and those set forth from time to time in Exterran Partners’ filings with the Securities and Exchange Commission, which are currently available at www.exterran.com.  Except as required by law, Exterran Partners expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE
Exterran Partners, L.P.

EXTERRAN PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit amounts)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2012	2012	2011	2012	2011

Revenue	$102,301	$99,324	$83,267	$387,493	$308,274

Costs and expenses:
Cost of sales (excluding depreciation and amortization)	44,949	48,652	42,694	183,160	162,925
Depreciation and amortization	23,218	21,930	19,235	88,298	67,930
Long-lived asset impairment	633	-	371	29,560	1,060
Selling, general and administrative	12,455	11,762	8,643	49,889	39,380
Interest expense	6,421	6,465	7,912	25,167	30,400
Other (income) expense, net	(164)	(137)	(288)	(35)	(392)
Total costs and expenses	87,512	88,672	78,567	376,039	301,303
Income before income taxes	14,789	10,652	4,700	11,454	6,971
Income tax provision	115	272	185	945	918
Net income	$14,674	$10,380	$4,515	$10,509	$6,053

General partner interest in net income	$1,493	$1,343	$920	$4,623	$3,005

Limited partner interest in net income	$13,181	$9,037	$3,595	$5,886	$3,048

Weighted average limited partners' units outstanding:
Basic	42,266	42,264	37,270	41,371	35,137

Diluted	42,280	42,280	37,291	41,382	35,150

Earnings per limited partner unit:
Basic	$0.31	$0.21	$0.10	$0.14	$0.09

Diluted	$0.31	$0.21	$0.10	$0.14	$0.09

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts and percentages)

	Three Months Ended						Years Ended
	December 31,		September 30,		December 31,		December 31,		December 31,
	2012		2012		2011		2012		2011

Revenue	$102,301		$99,324		$83,267		$387,493		$308,274

Gross Margin (1)	$57,352		$50,672		$40,573		$204,333		$145,349
Gross Margin percentage	56%		51%		49%		53%		47%

EBITDA, as further adjusted (1)	$48,902		$46,150		$37,513		$180,034		$139,290
% of Revenue	48%		46%		45%		46%		45%

Capital Expenditures	$66,130		$40,243		$17,106		$157,828		$50,250
Less: Proceeds from Sale of Compression Equipment	(859)		(603)		(632)		(2,465)		(2,940)
Net Capital Expenditures	$65,271		$39,640		$16,474		$155,363		$47,310

Distributable cash flow (2)	$34,223		$29,501		$24,475		$117,966		$90,284

Distributions Declared for the period per Limited Partner Unit	$0.5125		$0.5075		$0.4925		$2.0200		$1.9400
Distribution Declared to All Unitholders for the period,
including Incentive Distributions	$23,331		$23,044		$19,581		$91,617		$74,214
Distributable Cash Flow Coverage	1.47	x	1.28	x	1.25	x	1.29	x	1.22	x

	December 31,		September 30,		December 31,		December 31,		December 31,
	2012		2012		2011		2012		2011

Debt	$680,500		$664,500		$545,500		$680,500		$545,500
Total Partners' Capital	$439,000		$452,419		$423,766		$439,000		$423,766
Total Debt to Capitalization	61%		59%		56%		61%		56%

(1) Management believes disclosure of EBITDA, as further adjusted, and Gross Margin, both non-GAAP measures, provides useful information to investors because these measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, management uses EBITDA, as further adjusted, as a valuation measure.

(2) Distributable cash flow, a non-GAAP measure, is a significant liquidity metric used by management to compare basic cash flows to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2012	2012	2011	2012	2011

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income	$14,674	$10,380	$4,515	$10,509	$6,053
Depreciation and amortization	23,218	21,930	19,235	88,298	67,930
Long-lived asset impairment	633	-	371	29,560	1,060
Selling, general and administrative	12,455	11,762	8,643	49,889	39,380
Interest expense	6,421	6,465	7,912	25,167	30,400
Other (income) expense, net	(164)	(137)	(288)	(35)	(392)
Income tax provision	115	272	185	945	918
Gross Margin (1)	57,352	50,672	40,573	204,333	145,349
Cap on operating costs provided by Exterran Holdings ("EXH")	1,886	5,841	5,073	16,562	26,492
Cap on selling, general and administrative costs provided by EXH	1,815	1,090	-	8,196	5,905
Non-cash selling, general and administrative costs	140	172	222	797	532
Less: Selling, general and administrative	(12,455)	(11,762)	(8,643)	(49,889)	(39,380)
Less: Other income (expense), net	164	137	288	35	392
EBITDA, as further adjusted (1)	48,902	46,150	37,513	180,034	139,290
Expensed acquisition costs (in Other (income) expense, net)	-	-	-	695	514
Less: Income tax provision	(115)	(272)	(185)	(945)	(918)
Less: Gain on sale of compression equipment (in Other (income) expense, net)	(144)	(127)	(273)	(689)	(919)
Less: Cash interest expense	(5,930)	(5,905)	(5,012)	(22,761)	(18,822)
Less: Maintenance capital expenditures	(8,490)	(10,345)	(7,568)	(38,368)	(28,861)
Distributable cash flow (2)	$34,223	$29,501	$24,475	$117,966	$90,284

Cash flows from operating activities	$45,607	$33,294	$26,370	$125,217	$80,090
(Provision for) benefit from doubtful accounts	(94)	145	185	(494)	(83)
Cap on operating costs provided by EXH	1,886	5,841	5,073	16,562	26,492
Cap on selling, general and administrative costs provided by EXH	1,815	1,090	-	8,196	5,905
Expensed acquisition costs	-	-	-	695	514
Maintenance capital expenditures	(8,490)	(10,345)	(7,568)	(38,368)	(28,861)
Change in assets and liabilities	(6,501)	(524)	415	6,158	6,227
Distributable cash flow (2)	$34,223	$29,501	$24,475	$117,966	$90,284

Net income	$14,674	$10,380	$4,515	$10,509	$6,053
Long-lived asset impairment	633	-	371	29,560	1,060
Net income, excluding charge	$15,307	$10,380	$4,886	$40,069	$7,113

Diluted earnings per limited partner unit	$0.31	$0.21	$0.10	$0.14	$0.09
Adjustment for charge per limited partner unit	0.02	-	0.01	0.70	0.03
Diluted earnings per limited partner unit, excluding charge (1)	$0.33	$0.21	$0.11	$0.84	$0.12

(1) Management believes disclosure of EBITDA, as further adjusted, Diluted earnings (loss) per limited partner unit, excluding charge, and Gross Margin, non-GAAP measures, provides useful information to investors because these measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, management uses EBITDA, as further adjusted, as a valuation measure.

(2) Distributable cash flow, a non-GAAP measure, is a significant liquidity metric used by management to compare basic cash flows to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2012	2012	2011	2012	2011

Total Available Horsepower (at period end) (1)	2,084	2,022	1,873	2,084	1,873

Total Operating Horsepower (at period end) (1)	1,991	1,941	1,728	1,991	1,728

Average Operating Horsepower	1,960	1,924	1,706	1,883	1,549

Horsepower Utilization:
Spot (at period end)	96%	96%	92%	96%	92%
Average	96%	95%	91%	93%	89%

Combined U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners covered by contracts converted to service
agreements (at period end)	2,368	2,296	2,188	2,368	2,188

Available Horsepower:

Total Available U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners (at period end)	3,376	3,341	3,545	3,376	3,545

% of U.S. Contract Operations Available Horsepower of Exterran
Holdings and Exterran Partners covered by contracts converted
to service agreements (at period end)	70%	69%	62%	70%	62%

Operating Horsepower:

Total Operating U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners (at period end)	2,900	2,849	2,830	2,900	2,830

% of U.S. Contract Operations Operating Horsepower of Exterran
Holdings and Exterran Partners covered by contracts converted
to service agreements (at period end)	82%	81%	77%	82%	77%

(1) Includes compressor units leased from Exterran Holdings with an aggregate horsepower of approximately 163,000, 161,000 and 221,000 at December 31, 2012, September 30, 2012 and December 31, 2011, respectively. Excludes compressor units leased to Exterran Holdings with an aggregate horsepower of approximately 9,000, 9,000 and 18,000 at December 31, 2012, September 30, 2012 and December 31, 2011, respectively.